JPMorgan Chase & Co. 383 Madison Avenue, New York, NY 10179-0001 NYSE symbol: JPM www.jpmorganchase.com

JPMORGAN CHASE REPORTS RECORD FOURTH-QUARTER 2019 NET INCOME OF
$8.5 BILLION, OR $2.57 PER SHARE
RECORD FULL-YEAR 2019 NET INCOME OF $36.4 BILLION, OR $10.72 PER SHARE

FULL-YEAR 2019 RESULTS

ROE 15% ROTCE[1]19%	Common equity Tier 1[2] 12.4%	Net payout LTM[3,4] 98%
FOURTH-QUARTER 2019 RESULTS5

Firmwide Metrics	■	Reported revenue of $28.3 billion; managed revenue of $29.2 billion[1]
	■	ROE of 14%; ROTCE[1] of 17%
	■	Average total loans down 1%, or up 3% excluding the impact of loan sales in Home Lending

CCB 4Q19 ROE 31% 2019 ROE 31%	■	Average loans down 6%; Home Lending loans down 17% impacted by loan sales; credit card loans up 8%
	■	Client investment assets up 27%; average deposits up 5%
	■	Credit card sales volume[6] up 10%; merchant processing volume up 7%

CIB 4Q19 ROE 14% 2019 ROE 14%	■	#1 Global Investment Banking fees with 9.0% wallet share for the year, up 40 bps
	■	Total Markets revenue of $5.0 billion, up 56%

CB 4Q19 ROE 16% 2019 ROE 17%	■	Gross Investment Banking revenue of $634 million, up 5%
	■	Average loans up 1%; deposits up 8%

AWM 4Q19 ROE 29% 2019 ROE 26%	■	Assets under management (AUM) of $2.4 trillion, up 19%
	■	Average loans up 8%; deposits up 8%

Jamie Dimon, Chairman and CEO, commented on the financial results: “JPMorgan Chase produced strong results in the fourth quarter of 2019, capping off a solid year for the Firm where we achieved many records, including record revenue and net income. While we face a continued high level of complex geopolitical issues, global growth stabilized, albeit at a lower level, and resolution of some trade issues helped support client and market activity towards the end of the year. The U.S. consumer continues to be in a strong position and we see the benefits of this across our consumer businesses. In Consumer & Community Banking, average deposits grew at 5%, somewhat aided by lower short-term rates, and we continued to add customers in new and existing markets, and deepen our customer relationships by offering great deposit, investment and lending products. The robust holiday season was reflected in our card sales volumes and loan balances, up 10% and 8%, respectively.”
Dimon added: “The Corporate & Investment Bank generated record fourth quarter revenue - including for the Markets business, which rebounded from a challenging prior year. For the quarter, Global Investment Banking fees were up slightly from a strong performance last year, and for the full year we grew our IB fee wallet share to its highest level in a decade, maintaining our #1 rank for the 11th consecutive year. Commercial Banking earned a record $2.7 billion of IB revenue in 2019 and continued to add new client relationships on the back of our investments in bankers and technology in the U.S. and abroad. In Asset & Wealth Management, we grew loans and deposits at a healthy pace, and for the full-year, we brought in record long-term net flows of $100 billion.”
Dimon concluded: “We continue to invest in and grow our businesses. For example, in 2019, we added over 70 new branches in 16 new markets, continued our Commercial Banking international expansion, and became the first U.S. bank to be approved for a majority-owned securities business in China. We continue to make large investments in technology, including AI, cloud, digital and payments, as well as other investments in innovation, talent, security and risk controls. These actions will help us continue to grow and serve our clients going forward. I am extremely proud of how we serve our customers, clients and communities globally - we stand by them in good times and in tough times, and work to earn their trust every single day.”

FORTRESS PRINCIPLES

■	Book value per share of $75.98, up 8%; tangible book value per share[1] of $60.98, up 8%

■	Basel III common equity Tier 1 capital[2] of $188 billion and ratio[2] of 12.4%

■	Firm supplementary leverage ratio of 6.3%
OPERATING LEVERAGE

■	4Q19 reported expense of $16.3 billion; reported overhead ratio of 58%; managed overhead ratio[1] of 56%
CAPITAL DISTRIBUTED

■	$9.5 billion[4] distributed to shareholders in 4Q19
■ $6.7 billion of net repurchases and common dividend of $0.90 per share

SUPPORTED CONSUMERS, BUSINESSES & COMMUNITIES

■	$2.3 trillion of credit and capital[7] raised in 2019

■	$262 billion of credit for consumers

■	$33 billion of credit for U.S. small businesses

■	$863 billion of credit for corporations

■	$1.0 trillion of capital raised for corporate clients and non-U.S. government entities

■	$79 billion of credit and capital raised for nonprofit and U.S. government entities, including states, municipalities, hospitals and universities

Investor Contact: Jason Scott (212) 270-2479 [1]For notes on non-GAAP financial measures, including managed basis reporting, see page 6. For additional notes see page 7.	Media Contact: Joseph Evangelisti (212) 270-7438

JPMorgan Chase & Co.
News Release

In the discussion below of Firmwide results of JPMorgan Chase & Co. (“JPMorgan Chase” or the “Firm”), information is presented on a managed basis, which is a non-GAAP financial measure, unless otherwise specified. The discussion below of the Firm’s business segments is also presented on a managed basis. For more information about managed basis, and non-GAAP financial measures used by management to evaluate the performance of each line of business, refer to page 6.
Comparisons noted in the sections below are for the fourth quarter of 2019 versus the prior-year fourth quarter, unless otherwise specified.

JPMORGAN CHASE (JPM)
Net revenue on a reported basis was $28.3 billion, $29.3 billion, and $26.1 billion for the fourth quarter of 2019, third quarter of 2019, and fourth quarter of 2018, respectively.

Results for JPM				3Q19		4Q18
($ millions, except per share data)	4Q19	3Q19	4Q18	$ O/(U)	O/(U) %	$ O/(U)	O/(U) %
Net revenue - managed	$29,211	$30,064	$26,804	$(853)	(3)%	$2,407	9%
Noninterest expense	16,339	16,422	15,720	(83)	(1)	619	4
Provision for credit losses	1,427	1,514	1,548	(87)	(6)	(121)	(8)
Net income	$8,520	$9,080	$7,066	$(560)	(6)%	$1,454	21%
Earnings per share	$2.57	$2.68	$1.98	$(0.11)	(4)%	$0.59	30%
Return on common equity	14%	15%	12%
Return on tangible common equity	17	18	14
Discussion of Results:
Net income was $8.5 billion, up 21%.
Net revenue was $29.2 billion, up 9%. Net interest income was $14.3 billion, down 2%, driven by the impact of lower rates largely offset by balance sheet growth and mix as well as higher net interest income in CIB Markets. Noninterest revenue was $14.9 billion, up 21%, predominantly driven by higher revenue in Fixed Income and Equity Markets, Asset & Wealth Management, Home Lending, and Auto.
Noninterest expense was $16.3 billion, up 4%, driven by higher volume- and revenue-related expense, including compensation and auto lease depreciation.
The provision for credit losses was $1.4 billion, down $121 million from the prior year.

JPMorgan Chase & Co.
News Release

CONSUMER & COMMUNITY BANKING (CCB)

Results for CCB				3Q19		4Q18
($ millions)	4Q19	3Q19	4Q18	$ O/(U)	O/(U) %	$ O/(U)	O/(U) %
Net revenue	$14,040	$14,259	$13,695	$(219)	(2)%	$345	3%
Consumer & Business Banking	6,442	6,688	6,567	(246)	(4)	(125)	(2)
Home Lending	1,250	1,465	1,322	(215)	(15)	(72)	(5)
Card, Merchant Services & Auto	6,348	6,106	5,806	242	4	542	9
Noninterest expense	7,233	7,290	7,065	(57)	(1)	168	2
Provision for credit losses	1,207	1,311	1,348	(104)	(8)	(141)	(10)
Net income	$4,231	$4,273	$4,028	$(42)	(1)%	$203	5%
Discussion of Results:
Net income was $4.2 billion, up 5%. Net revenue was $14.0 billion, up 3%.
Consumer & Business Banking net revenue was $6.4 billion, down 2%, driven by the impact of deposit margin compression, largely offset by growth in deposit balances, and noninterest revenue from higher client investment assets and account and transaction growth. Home Lending net revenue was $1.3 billion, down 5%, driven by lower net interest income on lower balances, and lower net servicing revenue, predominantly offset by higher net production revenue. Card, Merchant Services & Auto net revenue was $6.3 billion, up 9%, driven by higher Card net interest income on loan growth and margin expansion, as well as higher auto lease volumes.
Noninterest expense was $7.2 billion, up 2%, driven by higher volume- and revenue-related expense, as well as continued investments in the business, largely offset by expense efficiencies.
The provision for credit losses was $1.2 billion, down $141 million, and included a $150 million net reserve release. In Home Lending, the current period included a reserve release in the purchased credit-impaired portfolio of $250 million reflecting improvements in delinquencies and home prices. In Card, net charge-offs were higher, in line with expectations, and the current period included a reserve build of $100 million driven by growth, compared to a reserve build of $150 million in the prior year.

JPMorgan Chase & Co.
News Release

CORPORATE & INVESTMENT BANK (CIB)

Results for CIB				3Q19		4Q18
($ millions)	4Q19	3Q19	4Q18	$ O/(U)	O/(U) %	$ O/(U)	O/(U) %
Net revenue	$9,471	$9,338	$7,237	$133	1%	$2,234	31%
Banking	3,330	3,301	3,281	29	1	49	1
Markets & Securities Services	6,141	6,037	3,956	104	2	2,185	55
Noninterest expense	5,231	5,348	4,681	(117)	(2)	550	12
Provision for credit losses	98	92	82	6	7	16	20
Net income	$2,927	$2,809	$1,975	$118	4%	$952	48%
Discussion of Results:
Net income was $2.9 billion, up 48%. Net revenue was $9.5 billion, up 31%.
Banking revenue was $3.3 billion, up 1%. Investment Banking revenue was $1.8 billion, up 6% with overall share gains. Revenue growth was driven by higher debt and equity underwriting fees which were partially offset by lower advisory fees. Treasury Services revenue was $1.2 billion, down 3%, driven by deposit margin compression predominantly offset by higher balances and fee growth. Lending revenue was $325 million, down 6%, driven by mark-to-market losses on hedges.
Markets & Securities Services revenue was $6.1 billion, up 55%. Markets revenue was $5.0 billion, up 56%. Fixed Income Markets revenue was $3.4 billion, up 86%, benefiting from a favorable comparison against a weak prior year. The overall performance reflected strength across businesses, notably in Securitized Products and Rates, driven by strong client activity and monetizing flows. Equity Markets revenue was $1.5 billion, up 15%, driven by higher revenue in Prime and Cash Equities. Securities Services revenue was $1.1 billion, up 3%, driven by organic growth partially offset by deposit margin compression. Credit Adjustments & Other was a gain of $126 million reflecting lower funding spreads on derivatives, compared with a loss of $243 million in the prior year.
Noninterest expense was $5.2 billion, up 12%, driven by legal expense, volume- and revenue-related expense, as well as investments in the business.
The provision for credit losses was $98 million, predominantly driven by reserve builds on select client downgrades.

COMMERCIAL BANKING (CB)

Results for CB				3Q19		4Q18
($ millions)	4Q19	3Q19	4Q18	$ O/(U)	O/(U) %	$ O/(U)	O/(U) %
Net revenue	$2,228	$2,207	$2,306	$21	1%	$(78)	(3)%
Noninterest expense	882	881	845	1	—	37	4
Provision for credit losses	110	67	106	43	64	4	4
Net income	$938	$937	$1,036	$1	—	$(98)	(9)%
Discussion of Results:
Net income was $938 million, down 9%.
Net revenue was $2.2 billion, down 3%, with lower net interest income driven by lower deposit margin, largely offset by higher deposit balances, and higher noninterest revenue from deposit fees and a gain on a strategic investment.
Noninterest expense was $882 million, up 4%, driven by investments in the business.
The provision for credit losses was $110 million, largely driven by reserve builds on select client downgrades.

JPMorgan Chase & Co.
News Release

ASSET & WEALTH MANAGEMENT (AWM)

Results for AWM				3Q19		4Q18
($ millions)	4Q19	3Q19	4Q18	$ O/(U)	O/(U) %	$ O/(U)	O/(U) %
Net revenue	$3,700	$3,568	$3,439	$132	4%	$261	8%
Noninterest expense	2,650	2,622	2,621	28	1	29	1
Provision for credit losses	13	44	13	(31)	(70)	—	—
Net income	$785	$668	$604	$117	18%	$181	30%
Discussion of Results:
Net income was $785 million, up 30%.
Net revenue was $3.7 billion, up 8%, predominantly driven by higher investment valuations and average market levels, as well as deposit and loan growth, partially offset by deposit margin compression.
Noninterest expense was $2.7 billion, up 1%, driven by volume- and revenue-related expense as well as investments in the business, predominantly offset by expense efficiencies.
Assets under management were $2.4 trillion, up 19%, driven by the impact of higher market levels and net inflows into both long-term and liquidity products.

CORPORATE

Results for Corporate				3Q19		4Q18
($ millions)	4Q19	3Q19	4Q18	$ O/(U)	O/(U) %	$ O/(U)	O/(U) %
Net revenue	$(228)	$692	$127	$(920)	NM	$(355)	NM
Noninterest expense	343	281	508	62	22	(165)	(32)
Provision for credit losses	(1)	—	(1)	(1)	NM	—	—
Net income/(loss)	$(361)	$393	$(577)	$(754)	NM	$216	37%
Discussion of Results:
Net loss was $361 million, compared with a net loss of $577 million in the prior year.
Net revenue was a loss of $228 million, reflecting approximately $190 million of net markdowns on certain legacy private equity investments in the quarter. Compared to the prior year, net revenue decreased $355 million, predominantly driven by lower net interest income on lower rates. Compared to the third quarter of 2019, net revenue decreased $920 million largely driven by lower net interest income on lower rates, as well as the private equity markdowns in the current quarter. The prior quarter also included a benefit from income related to loan sales in Home Lending.
Noninterest expense of $343 million was lower by $165 million driven by the timing of contributions to the JPMorgan Chase Foundation in the prior year.

JPMorgan Chase & Co.
News Release

1. Notes on non-GAAP financial measures:

a.
In addition to analyzing the Firm’s results on a reported basis, management reviews Firmwide results, including the overhead ratio, on a “managed” basis; these Firmwide managed basis results are non-GAAP financial measures. The Firm also reviews the results of the lines of business on a managed basis. The Firm’s definition of managed basis starts, in each case, with the reported U.S. GAAP results and includes certain reclassifications to present total net revenue for the Firm and each of the reportable business segments on a fully taxable-equivalent (“FTE”) basis. Accordingly, revenue from investments that receive tax credits and tax-exempt securities is presented in the managed results on a basis comparable to taxable investments and securities. These financial measures allow management to assess the comparability of revenue arising from both taxable and tax-exempt sources. The corresponding income tax impact related to tax-exempt items is recorded within income tax expense. These adjustments have no impact on net income as reported by the Firm as a whole or by the lines of business. For a reconciliation of the Firm’s results from a reported to managed basis, see page 7 of the Earnings Release Financial Supplement.

b.
Tangible common equity (“TCE”), return on tangible common equity (“ROTCE”) and tangible book value per share (“TBVPS”), are each non-GAAP financial measures. TCE represents the Firm’s common stockholders’ equity (i.e., total stockholders’ equity less preferred stock) less goodwill and identifiable intangible assets (other than mortgage servicing rights), net of related deferred tax liabilities. For a reconciliation from common stockholders’ equity to TCE, see page 9 of the Earnings Release Financial Supplement. ROTCE measures the Firm’s net income applicable to common equity as a percentage of average TCE. TBVPS represents the Firm’s TCE at period-end divided by common shares at period-end. Book value per share was $75.98, $75.24 and $70.35 at December 31, 2019, September 30, 2019, and December 31, 2018, respectively. TCE, ROTCE, and TBVPS are utilized by the Firm, as well as investors and analysts, in assessing the Firm’s use of equity.

JPMorgan Chase & Co.
News Release

Additional notes:

2.
Estimated. The Basel III regulatory capital rules became fully phased-in effective January 1, 2019. Refer to Capital Risk Management on pages 85-94 of the Firm’s 2018 Form 10-K and pages 45-49 of the Firm’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2019 for additional information on these measures.

3.	Last twelve months (“LTM”).

4.	Net of stock issued to employees.

5.	Percentage comparison noted in the bullet points are for the fourth quarter of 2019 versus the prior year fourth quarter, unless otherwise specified.

6.	Excludes Commercial Card.

7.
Credit provided to clients represents new and renewed credit, including loans and commitments. Credit provided to small businesses reflects loans and increased lines of credit provided by Consumer & Business Banking; Card, Merchant Services & Auto; and Commercial Banking. Credit provided to nonprofit and U.S. and non-U.S. government entities, including U.S. states, municipalities, hospitals and universities, represents credit provided by the Corporate & Investment Bank and Commercial Banking.

JPMorgan Chase & Co.
News Release

JPMorgan Chase & Co. (NYSE: JPM) is a leading global financial services firm with assets of $2.7 trillion and operations worldwide. The Firm is a leader in investment banking, financial services for consumers and small businesses, commercial banking, financial transaction processing, and asset management. A component of the Dow Jones Industrial Average, JPMorgan Chase & Co. serves millions of customers in the United States and many of the world’s most prominent corporate, institutional and government clients under its J.P. Morgan and Chase brands. Information about JPMorgan Chase & Co. is available at www.jpmorganchase.com.

JPMorgan Chase & Co. will host a conference call today, January 14, 2020, at 8:30 a.m. (Eastern) to present fourth quarter 2019 financial results. The general public can access the call by dialing (866) 541-2724 in the U.S. and Canada, or (706) 634-7246 for international participants. Please dial in 10 minutes prior to the start of the call. The live audio webcast and presentation slides will be available on the Firm’s website, www.jpmorganchase.com, under Investor Relations, Events & Presentations.

A replay of the conference call will be available beginning at approximately 12:30 p.m. on January 14, 2020, through midnight, January 28, 2020, by telephone at (855) 859-2056 (U.S. and Canada) or (404) 537-3406 (international); use Conference ID # 4327419. The replay will also be available via webcast on www.jpmorganchase.com under Investor Relations, Events & Presentations. Additional detailed financial, statistical and business-related information is included in a financial supplement. The earnings release and the financial supplement are available at www.jpmorganchase.com.

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of JPMorgan Chase & Co.’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause JPMorgan Chase & Co.’s actual results to differ materially from those described in the forward-looking statements can be found in JPMorgan Chase & Co.’s Annual Report on Form 10-K for the year ended December 31, 2018, and Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2019, June 30, 2019 and March 31, 2019, which have been filed with the Securities and Exchange Commission and are available on JPMorgan Chase & Co.’s website (https://jpmorganchaseco.gcs-web.com/financial-information/sec-filings), and on the Securities and Exchange Commission’s website (www.sec.gov). JPMorgan Chase & Co. does not undertake to update any forward-looking statements.